                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement            |_|  Confidential, for Use of
                                                 the Commission only (as
|X|  Definitive Proxy Statement                  permitted by Rule 14a-6(e)(2))

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                          NETSCREEN TECHNOLOGIES, INC.
    -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5)   Total fee paid:

          ----------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     3)   Filing Party:

          ----------------------------------------------------------------------

     4)   Date Filed:

          ----------------------------------------------------------------------

                         [LOGO] NETSCREEN TECHNOLOGIES

                         NetScreen Technologies, Inc.
                              350 Oakmead Parkway
                          Sunnyvale, California 94085

                                March 21, 2002

To Our Stockholders:


   You are cordially invited to attend the 2002 Annual Meeting of Stockholders of NetScreen Technologies, Inc. to be held at our executive offices, located at 350 Oakmead Parkway in Sunnyvale, California, on Friday, May 10, 2002 at 10:00 a.m., Pacific Time.


   The matters expected to be acted upon at the meeting are described in detail in the following notice of the 2002 Annual Meeting of Stockholders and proxy statement.

   It is important that you use this opportunity to take part in the affairs of NetScreen Technologies, Inc. by voting on the business to come before this meeting. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

   We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Robert Thomas

                                          Robert D. Thomas
                                          President and Chief Executive Officer

                         [LOGO] NETSCREEN TECHNOLOGIES

                         NetScreen Technologies, Inc.
                              350 Oakmead Parkway
                          Sunnyvale, California 94085

                               -----------------

               NOTICE OF THE 2002 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:


   NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of NetScreen Technologies, Inc. will be held at our executive offices, located at 350 Oakmead Parkway in Sunnyvale, California, on Friday, May 10, 2002 at 10:00 a.m., Pacific Time, for the following purposes:


    1. To elect two Class I directors of NetScreen Technologies, Inc., each to serve until his or her successor has been elected and qualified or until his or her earlier resignation or removal;

    2. To ratify the selection of Ernst & Young LLP as independent auditors for NetScreen Technologies, Inc. for the fiscal year ending September 30, 2002; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the proxy statement accompanying this notice.

   Only stockholders of record at the close of business on March 20, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          /s/ REMO E. CANESSA
                                          Remo E. Canessa
                                          Chief Financial Officer and
                                          Corporate Secretary

Sunnyvale, California
March 21, 2002

Whether or not you expect to attend the Annual Meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

                               TABLE OF CONTENTS

   Proxy Statement for the 2002 Annual Meeting of Stockholders:
    Proposal No. 1--Election of Directors................................  3
      Directors/Nominees.................................................  3
      Board Meetings and Board Committees................................  4
      Director Compensation..............................................  4
      Compensation Committee Interlocks and Insider Participation........  4
      Report of the Audit Committee......................................  5
    Proposal No. 2--Ratification of Selection of Independent Auditors....  6
    Security Ownership of Certain Beneficial Owners and Management....... 10
    Executive Compensation............................................... 12
      Summary Compensation Table......................................... 12
      Employee Benefit Plans............................................. 13
    Report of the Compensation Committee................................. 16
    Certain Relationships and Related Transactions....................... 18
    Stockholder Proposals for the 2003 Annual Meeting of Stockholders.... 19
    Compliance Under Section 16(a) of the Securities Exchange Act of 1934 19
    Stock Price Performance Graph........................................ 19
    Other Business....................................................... 19

                         NetScreen Technologies, Inc.
                              350 Oakmead Parkway
                          Sunnyvale, California 94085

                               -----------------

                                PROXY STATEMENT
                  FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

                                March 21, 2002


   The accompanying proxy is solicited on behalf of the board of directors of NetScreen Technologies, Inc., a Delaware corporation, for use at the 2002 Annual Meeting of Stockholders to be held at our executive offices, located at 350 Oakmead Parkway in Sunnyvale, California, on Friday, May 10, 2002 at 10:00 a.m., Pacific Time. Only holders of record of our common stock at the close of business on March 20, 2002, which is the record date, will be entitled to vote at the Annual Meeting. The holders of a majority of the shares of our common stock entitled to vote on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the nominees and the proposals presented in the accompanying notice of the Annual Meeting and this proxy statement. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about March 25, 2002. Our annual report for the fiscal year ended September 30, 2001 is included with this proxy statement.


Voting Rights

   Holders of our common stock are entitled to one vote for each share held as of the record date.

Outstanding shares

   At the close of business on the record date, we had 73,669,148 shares of common stock outstanding and entitled to vote, held of record by 423 stockholders of record although we believe there are approximately
3,000 beneficial holders.

Vote Needed for a Quorum

   A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority of the shares of our common stock entitled to vote on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business.

Effect of Abstentions and Broker Non-Votes

   Proxies returned to us but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

   Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. "Broker non-votes" means the votes that could have been cast on the matter in question if the brokers had received their customers' instructions, and as to which the broker has notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority. Broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

   Abstentions and broker non-votes are not considered shares entitled to vote on the election of directors and therefore will not be taken into account in determining the outcome of the election of directors. Broker non-votes are not considered shares entitled to vote on the ratification of independent auditors and therefore will not be taken into account in determining the outcome of the vote on that proposal. Abstentions are considered shares entitled to vote on the ratification of independent auditors and therefore will have the effect of a vote against that proposal.

Vote Required to Approve the Proposals

   With respect to Proposal No. 1, directors will be elected by a plurality of the votes of the shares of our common stock, present in person or represented by proxy at the Annual Meeting, and entitled to vote on the election of directors. Approval and adoption of Proposal No. 2 requires the affirmative vote of a majority of the shares of our common stock, present in person or represented by proxy at the Annual Meeting. The effectiveness of any of the proposals is not conditioned upon the approval by our stockholders of any of the other proposals by the stockholders.

Adjournment of Meeting

   In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.

Expenses of Soliciting Proxies

   We will pay the expenses of soliciting proxies to be voted at the Annual Meeting. Following the original mailing of the proxies and other soliciting materials, we and/or our agents may also solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of the our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In these cases, we will reimburse the record holders for their reasonable expenses if they ask us to do so.

Revocability of Proxies

   Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by any of the following methods:

  .   a written instrument delivered to us stating that the proxy is revoked;

  . a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting; or

  .   attendance at the Annual Meeting and voting in person.

   Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming the stockholder's beneficial ownership of the shares.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   At the Annual Meeting, stockholders will elect two Class I directors, each to hold office until the 2005 Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until such director's earlier resignation or removal. Our board is divided into three classes that serve staggered three-year terms. If any nominee for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for a substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or, for good cause, will not serve as a director.

Directors/Nominees

   The names of the nominees for election to our board of directors at the Annual Meeting, and information about each of them, are included below.

Name                          Age            Principal Occupation             Director Since
----                          ---            --------------------             --------------
Katherine M. Jen............. 49  General Partner of AsiaTech Management, LLC June 1999
Frank J. Marshall............ 55  Venture Partner of Sequoia Capital          December 1997

   Katherine M. Jen has served as a member of our board of directors since June 1999. Ms. Jen has been a general partner of AsiaTech Management, LLC, a venture capital firm since November 1997. From 1993 to November 1997, Ms. Jen served as a vice president and corporate secretary of Wyse Technology, a Windows-based and custom application terminals provider. Ms. Jen holds an L.L.B. from National Taiwan University.

   Frank J. Marshall has served as a member of our board of directors since December 1997. Mr. Marshall is a private investor in early stage high technology companies and has been a venture partner of Sequoia Capital since 1997. Mr. Marshall serves as vice chairman and a director of Covad Communications Group, Inc. and as a director of PMC-Sierra, Inc. Mr. Marshall also serves as a director and advisor for several private companies. From November 2000 until July 2001, Mr. Marshall was the interim chief executive officer of Covad Communications Group, Inc. Mr. Marshall served as vice president of engineering and general manager, core business unit of Cisco Systems, Inc. from 1992 until October 1997. He holds a B.S. in electrical engineering from Carnegie Mellon University and an M.S. in electrical engineering from the University of California, Irvine.

   Currently Mr. Marshall is serving as a Class III Director. If he is reelected to our board of directors as a Class I Director at the Annual Meeting, the size of our Board will be reduced from eight to seven members. Messrs. Deng, Mendoza and Parker will remain the Class II directors until they stand for reelection at our 2003 Annual Meeting of Stockholders. Messrs. Goguen and Thomas will remain the Class III Directors until they stand for reelection at our 2004 Annual Meeting of Stockholders.

                THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
                       EACH OF THE NOMINATED DIRECTORS.

Board Meetings and Board Committees

  Board Meetings.

   The board met nine times, including telephone conference meetings, and did not act by written consent, during the fiscal year ended September 30, 2001. No director, other than Mr. Mendoza, attended fewer than 75% of the total number of meetings held by the board and by all committees of the board on which such director served, during the period that such director served.

  Board Committees.

   Our board of directors has a compensation committee and an audit committee. The board does not have a standing nominating committee or committee performing similar functions.

   Compensation Committee. The current members of our compensation committee are Messrs. Goguen, Marshall and Mendoza. The compensation committee reviews and makes recommendations to our board concerning salaries and incentive compensation for our executive officers and employees. The compensation committee also administers our 1997 Equity Incentive Plan, 2001 Equity Incentive Plan and 2001 Employee Stock Purchase Plan. The compensation committee met two times during the fiscal year ended September 30, 2001.

   Audit Committee. The current members of our audit committee are Messrs. Goguen, Marshall and Parker. Our audit committee reviews our financial statements, monitors the adequacy of our accounting and financial reporting practices, evaluates the independence and performance of our independent auditors, evaluates the performance of our internal auditing department and makes recommendations to our board regarding the selection of independent auditors. The audit committee met four times during the fiscal year ended September 30, 2001.

Director Compensation

   Cash Compensation. Our directors do not receive cash compensation for their services as directors, but are reimbursed for their reasonable expenses in attending board and board committee meetings.

   Option Grants. Members of our board, who are not employees of NetScreen, or any parent, subsidiary or affiliate of NetScreen, are eligible to participate in our 2001 Equity Incentive Plan. The option grants under this plan are generally intended to be formula grants, although our board has some discretion to vary the grants, and the exercise price of the options will be the fair market value of our common stock on the date of grant.

   Each eligible director who becomes a member of our board will be granted an option to purchase 30,000 shares. Immediately following each annual meeting of our stockholders, each eligible director will automatically be granted an additional option to purchase 10,000 shares if the director has served continuously as a member of our board since the date of the prior annual meeting. Our board may make discretionary supplemental grants to an eligible director who has served for at least one year from the date of that director's initial grant, provided that no director may receive more than 40,000 shares in any calendar year. The options will have ten-year terms. They will terminate three months after the date a director ceases to be a director or a consultant or 12 months if the termination is due to death or disability. All options granted under the 2001 Equity Incentive Plan will become vested and exercisable over a three-year period at a rate of 2.78% per month so long as the director continues as a member of our board or as a consultant. In the event of our dissolution or liquidation or a change-in-control transaction, options granted under the plan will become 100% vested and exercisable in full.

Compensation Committee Interlocks and Insider Participation

   None of the members of the compensation committee has at any time since our formation been one of our officers or employees. None of our executive officers currently serves or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board or compensation committee.

Report of the Audit Committee

   The audit committee of the board of directors reviews our financial statements and monitors the adequacy of NetScreen's accounting and financial reporting processes. The committee also evaluates the performance and independence of NetScreen's independent auditors. The audit committee operates under a written charter, which was adopted by each of NetScreen's board of directors and audit committee on September 28, 2001. The audit committee charter is attached hereto as Exhibit A. Under the written charter the committee must consist of at least three directors and each member of the committee must be "independent" as defined by the rules of The Nasdaq Stock Market. The current members of the committee are Messrs. Goguen, Marshall and Parker, each of whom is independent.

   NetScreen's financial and senior management supervise its financial reporting process and systems of internal controls. NetScreen's independent auditors perform an independent audit of its consolidated financial statements in accordance with generally accepted accounting principles and issue a report on these consolidated financial statements. The audit committee monitors these processes.

   The audit committee has reviewed NetScreen's audited consolidated financial statements for the fiscal year ended September 30, 2001 and has met with both the management of NetScreen and its independent accountants to discuss the consolidated financial statements. NetScreen's management represented to the audit committee that its audited consolidated financial statements were prepared in accordance with generally accepted accounting principles.

   The audit committee discussed with NetScreen's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The audit committee has also received from NetScreen's independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with NetScreen's independent auditors the independence of that firm. The audit committee has also considered whether the provision of non-audit services by NetScreen's independent auditors is compatible with maintaining the independence of the independent auditors.

   Based on the audit committee's discussions with the management of NetScreen and NetScreen's independent auditors and based on the audit committee's review of NetScreen's audited consolidated financial statements together with the report of NetScreen's independent auditors on the consolidated financial statements and the representations of NetScreen's management with regard to these consolidated financial statements, the audit committee recommended to NetScreen's board of directors that the audited consolidated financial statements for the fiscal year ended September 30, 2001 be included in NetScreen's registration statement on Form S-1 filed with the Securities and Exchange Commission and our annual report delivered to the stockholders.

   During the fiscal year ended September 30, 2001, the aggregate fees billed by NetScreen's independent auditors, Ernst & Young LLP, for professional services were as follows:

  . Audit Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of NetScreen's annual consolidated financial statements for the fiscal year ended September 30, 2001 including all statutory audits required for NetScreen's subsidiaries and for the review of the consolidated financial statements included in NetScreen's Form S-1 were approximately $257,000;

  . All Other Fees. The aggregate fees billed by Ernst & Young LLP for services other than those described above for the fiscal year ended September 30, 2001 totaled approximately $933,000 and were primarily for preparation of the registration statement on Form S-1, tax returns and consulting. The Audit Committee has determined that the provision of these services is compatible with maintaining Ernst & Young LLP's independence.

                                          Audit Committee

                                          Michael L. Goguen
                                          Frank J. Marshall
                                          Victor E. Parker, Jr.

                                PROPOSAL NO. 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The audit committee of our board of directors has selected Ernst & Young LLP as the independent auditors to perform the audit of our financial statements for the fiscal year ending September 30, 2002, and our stockholders are being asked to ratify such selection. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions.

               THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION
                     OF THE SELECTION OF ERNST & YOUNG LLP

Executive Officers and Directors

         Our executive officers and directors, and their ages and positions as of March 1, 2002, are as follows:

    Name                 Age                    Position
    ----                 ---                    --------
    Robert D. Thomas.... 52  President, Chief Executive Officer and Director
    Walter L. Brown..... 54  Vice President of Customer Service
    Remo E. Canessa..... 44  Chief Financial Officer and Corporate Secretary
    Charles R. Clark.... 48  Vice President of Operations
    Feng Deng........... 38  Vice President of Engineering and Director
    David K. Flynn...... 38  Vice President of Marketing
    James K. Gifford.... 52  Vice President of Systems and Services
    Yan Ke.............. 39  Vice President and Chief Architect
    Edie R. Rodriguez... 31  Vice President of Human Resources
    Janine Roth......... 46  Vice President of Business Development
    Mark S. Smith....... 45  Vice President of Worldwide Sales
    Chun P. Chiu........ 60  Director
    Michael L. Goguen... 37  Director
    Katherine M. Jen.... 49  Director
    Frank J. Marshall... 55  Director
    Thomas F. Mendoza... 51  Director
    Victor E. Parker, Jr 32  Director

   Robert D. Thomas has served as our president and chief executive officer and as a member of our board of directors since October 1998. From 1989 to September 1998, Mr. Thomas served in several roles at Sun Microsystems, Inc., a computer hardware and software company, including general manager of intercontinental operations for Sun's software business, director of international market development, and director of marketing in Australia and New Zealand. Mr. Thomas holds a B.S. in mathematics from Adelaide University in Australia.

   Walter L. Brown has served as our vice president of customer service since December 2001. From April 2001 to December 2001, Mr. Brown was the vice president of customer service of LuxN, Inc., an optical networking company. From January 1999 to April 2001, Mr. Brown was the vice president of customer service of Mirapoint Technology, an email technology company. From January 1997 to January 1999, Mr. Brown was the vice president of customer service of Versant Object Technology Corporation, a software company. He holds a B.S. in nuclear engineering from Lowell Technological Institute at the University of Massachusetts, Lowell and an M.S. in industrial management from the Brooklyn Polytechnical Institute.

   Remo E. Canessa has served as our chief financial officer and corporate secretary since July 2001. From December 1998 to July 2001, Mr. Canessa served as a vice president of finance, chief financial officer and treasurer of Bell Microproducts, Inc. From August 1998 to December 1998, Mr. Canessa served as vice president of finance and chief financial officer of InfoSeek Corporation. From February 1998 to May 1998, he served as vice president of finance and chief financial officer at Raster Graphics, Inc. From 1993 to February 1998, Mr. Canessa served as vice president of finance, corporate controller and acting chief financial officer at Bell Microproducts, Inc. He holds a B.A. in economics from the University of California, Berkeley, an M.B.A. from the University of Santa Clara and is a certified public accountant.

   Charles R. Clark has served as our vice president of operations since November 1999. From 1981 to November 1999, Mr. Clark held a number of positions at Integrated Device Technology, Inc., a semiconductor manufacturer, including vice president of the Centaur division and subsystem division and vice president of the SRAM memory division and subsystem division. Mr. Clark holds a B.S. in zoology from San Jose State University.

   Feng Deng has served as our vice president of engineering since November 1999, prior to which he was our vice president of hardware engineering since co-founding NetScreen in October 1997. Mr. Deng has also been a member of our board of directors since September 1999. From 1993 to September 1997, Mr. Deng worked at Intel Corporation, a semiconductor company, where he held a variety of technical positions and was involved in the design and development of microprocessor and chip set products. Mr. Deng holds a B.S. in electrical engineering from Tsing Hua University, Beijing, and an M.S. in computer engineering from the University of Southern California.

   David K. Flynn has served as our vice president of marketing since June 1999. From 1991 to April 1999, Mr. Flynn held various marketing and product management positions at 3Com Corporation, a computer network equipment manufacturer, including vice president of marketing for the architecture and software operation. Mr. Flynn holds a B.A. in economics from Williams College and an M.B.A. from the Stanford Graduate School of Business.

   James K. Gifford has served as our vice president of systems and services since December 1999. From December 1997 to December 1999, Mr. Gifford was a private engineering management and product planning consultant for start-up companies in Silicon Valley. From 1994 to October 1997, Mr. Gifford served in various positions at Diamond Multimedia Systems, a manufacturer of multimedia products for personal computers, including vice president and co-general manager of multimedia input/output products and vice president of the audio and telecommunications engineering division. He holds a B.A. in philosophy from Boston College and a B.S. in computer science and mathematics from the University of Oregon.

   Yan Ke has served as a vice president and our chief architect since he co-founded NetScreen in October 1997. From 1994 to September 1997, Mr. Ke was a senior software engineer at Cisco Systems, Inc., a network equipment company. He holds a B.S. in electrical engineering from Tsing Hua University, Beijing, and an M.S. and a Ph.D. in computer science from Johns Hopkins University.

   Edie R. Rodriguez has served as our vice president of human resources since April 2001. From November 2000 to April 2001, Ms. Rodriguez served as vice president of human resources and administration for Privada, Inc., a privacy infrastructure company. From February 2000 to November 2000, she served as vice president of operations for Timebooster, Inc., an application and business service provider she founded. From February 1998 to February 2000, Ms. Rodriguez served as executive director of staff operations for Compuware Corporation, a client server and mainframe products company. From October 1996 to February 1998, she served as human resources manager of Broderbund Software, a consumer software company. From 1993 to October 1996, she served as operations supervisor for The Chubb Group of Insurance. Ms. Rodriquez holds a B.A. in communications from Santa Clara University.

   Janine Roth has served as our vice president of business development since April 2001. From April 1998 to March 2001, Ms. Roth served as vice president of marketing and business development of ADC Telecommunication/Centigram Communications, a broadband services and enhanced software solutions company. From 1994 to March 1998, she served as executive director of advanced services strategy for BellSouth International, a subsidiary of BellSouth Corporation, a telecommunications service provider company. Ms. Roth holds a B.A. in music from Indiana University, an M.S. in computer science from the University of Wisconsin and an M.I.M. in international management from the American Graduate School of International Management.

   Mark S. Smith has served as our vice president of worldwide sales since July 1999. From September 1996 to July 1999, Mr. Smith served as vice president of worldwide sales at Apptitude, Inc., a computer network management equipment manufacturer. From 1994 to August 1996, Mr. Smith was vice president of sales at Network Peripherals, Inc., a manufacturer of high performance computer network equipment. Mr. Smith holds a B.A. in political science from Wheaton College.

   Chun P. Chiu has served as a member of our board of directors since December 1997. Mr. Chiu co-founded Quality Semiconductor, Inc., a semiconductor manufacturer, in 1989 and served successively as its president, chief executive officer and chairman of the board of directors until it was acquired by Integrated Device Technology in April 1999. Mr. Chiu also co-founded Integrated Device Technology in 1980. Mr. Chiu holds a B.S. in electrical engineering from Waseda University, Tokyo, Japan, and an M.S. in electrical engineering from Oregon State University. Mr. Chiu will be retiring from our board of directors concurrent with our 2002 Annual Meeting of Stockholders.

   Michael L. Goguen has served as a member of our board of directors since May 1998. Mr. Goguen has held various positions at Sequoia Capital, a venture capital firm, since July 1996 and has been a general partner since July 1997. From 1995 to July 1996, Mr. Goguen was a director of software at Bay Networks, Inc., a computer network system provider. From 1994 to 1995, Mr. Goguen was a director of software at Centillion Network Inc., a network equipment manufacturing company. Mr. Goguen currently serves as a director of Avanex Corporation, as well as several private companies. Mr. Goguen holds a B.S. in electrical engineering from Cornell University and an M.S. in electrical engineering from Stanford University.

   Katherine M. Jen has served as a member of our board of directors since June 1999. Ms. Jen has been a general partner of AsiaTech Management, LLC, a venture capital firm since November 1997. From 1993 to November 1997, Ms. Jen served as a vice president and corporate secretary of Wyse Technology, a Windows-based and custom application terminals provider. Ms. Jen holds an L.L.B. from National Taiwan University.

   Frank J. Marshall has served as a member of our board of directors since December 1997. Mr. Marshall is a private investor in early stage high technology companies and has been a venture partner of Sequoia Capital since 1997. Mr. Marshall serves as vice chairman and a director of Covad Communications Group, Inc. and as a director for PMC-Sierra, Inc. Mr. Marshall also serves as a director and advisor for several private companies. From November 2000 until July 2001, Mr. Marshall was the interim chief executive officer of Covad Communications Group, Inc. Mr. Marshall served as vice president of engineering and general manager, core business unit of Cisco Systems, Inc. from 1992 until October 1997. He holds a B.S. in electrical engineering from Carnegie Mellon University and an M.S. in electrical engineering from the University of California, Irvine.

   Thomas F. Mendoza has served as a member of our board of directors since June 1999. Mr. Mendoza has served as the president of Network Appliance, Inc., a computer networking company, since May 2000, prior to which he served in various management and executive positions at Network Appliance since 1994. Mr. Mendoza holds a B.A. in economics from the University of Notre Dame.

   Victor E. Parker, Jr. has served as a member of our board of directors since July 2000. Mr. Parker has held various positions at Spectrum Equity Investments, a venture capital firm, since August 1998 and has been a general partner since May 2000. From 1992 to June 1996, he was an associate at Summit Partners, a venture capital firm. Mr. Parker was a product manager at ONYX Software, Inc., a computer software company, from June 1997 to September 1997. Mr. Parker also serves as a director of several private companies. Mr. Parker holds a B.A. in earth sciences from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table presents information as to the beneficial ownership of our common stock as of March 1, 2002 by:

  . each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

  .   each of our directors;

  . each of our executive officers named in the summary compensation table that follows; and

  .   all of our directors and executive officers as a group.

   Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 1, 2002 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of any other person. Unless indicated below, the address for each 5% or greater stockholder is c/o NetScreen Technologies, Inc., 350 Oakmead Parkway, Sunnyvale, California 94085.

   The percentage of outstanding shares beneficially owned as of March 1, 2002 is based on 73,710,228 shares of common stock outstanding on that date.

                                                               Percentage of
                                                             Outstanding Shares
                                                             Beneficially Owned
                                                             ------------------
                                                             Number of
Name of Beneficial Owner                                      Shares    Percent
------------------------                                     ---------- -------
Michael L. Goguen (1)....................................... 11,069,548  15.0
  Sequoia Capital and affiliates
Sequoia Capital VII.........................................  9,164,056  12.4
Victor E. Parker, Jr. (2)...................................  4,754,177   6.4
  Spectrum Equity Investors and affiliates
Spectrum Equity Investors IV, L.P...........................  4,670,978   6.3
Yan Ke (3)..................................................  4,156,000   5.6
Feng Deng (4)...............................................  4,116,000   5.6
Qing Xie....................................................  3,482,666   4.7
Robert D. Thomas (5)........................................  2,795,000   3.8
Katherine M. Jen (6)........................................  1,566,664   2.1
  Silicon Valley Equity Fund and affiliates
Mark S. Smith (7)...........................................  1,030,000   1.4
David K. Flynn (8)..........................................  1,010,000   1.4
Chun P. Chiu (9)............................................    923,978   1.3
Frank J. Marshall (10)......................................    883,000   1.2
  Big Basin Partners L.P. and affiliates
Charles R. Clark (11).......................................    490,000     *
James K. Gifford (12).......................................    487,000     *
Thomas F. Mendoza (13)......................................    199,318     *
All executive officers and directors as a group (17
  persons) (14)............................................. 34,810,685  47.2

--------
  *  Represents beneficial ownership of less than 1%.

 (1) Represents 9,164,056 shares held by Sequoia Capital VII, 407,848 shares held by Sequoia Technology Partners VII, 160,246 shares held by Sequoia International Partners, 1,176,910 shares held by Sequoia Capital Franchise Fund and 160,488 shares held by Sequoia Capital Franchise Partners. Mr. Goguen, one of our directors, is a managing partner of SCFF Management LLC, the general partner of Sequoia Capital Franchise Fund and Sequoia Capital Franchise Partners. Mr. Goguen is a non-managing member of

     SC VII Management-A, LLC, the general partner of Sequoia Capital VII, Sequoia Technology Partners VII and Sequoia International Partners. The shares represented do not include 162,400 shares held by SQP 1997 and 91,350 shares held by Sequoia 1997 LLC, over which Mr. Goguen exercises no control. Mr. Goguen disclaims beneficial ownership of the listed shares except to the extent of his pecuniary interest in the Sequoia funds. The address of Sequoia Capital and Mr. Goguen is 3000 Sand Hill Road, Building 4, Suite 180, Menlo Park, California 94025.

 (2) Represents 4,670,978 shares held by Spectrum Equity Investors IV, L.P., 55,624 shares held by Spectrum IV Investment Managers' Fund, L.P. and 27,575 shares held by Spectrum Investors Parallel IV, L.P., Mr. Parker, one of our directors, is a general partner of Spectrum IV Investment Managers' Fund, L.P., Spectrum Investors Parallel IV, L.P. and of Spectrum Equity Associates IV, the general partner of Spectrum Equity Investors IV, L.P. Mr. Parker disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in the Spectrum funds. The address of Spectrum Equity Investors, L.P. and Mr. Parker is 333 Middlefield Road, Suite 200, Menlo Park, California 94025.

 (3) Includes 100,000 shares held by the Elaine Ke 2000 Irrevocable Trust, 100,000 shares held by the Kevin Ke 2000 Irrevocable Trust, 40,000 shares held by Elaine Ke, 40,000 shares held by Kevin Ke, and 58,334 shares that, as of March 1, 2002, are subject to our lapsing right of repurchase at the initial purchase price.

 (4) Includes 50,000 shares held by the Feng Deng Retained Annuity Trust, 50,000 shares held by the Birong Hu Retained Annuity Trust, 40,000 shares held by Alec Deng and 58,334 shares that, as of March 1, 2002, are subject to our lapsing right of repurchase at the initial purchase price.

 (5) Includes 14,000 shares held on behalf of Alexandria Thomas, 14,000 shares held on behalf of Kendall Thomas, 8,000 shares held on behalf of Lana Whittmer, and 641,668 shares that, as of March 1, 2002, are subject to our lapsing right of repurchase at the initial purchase price.

 (6) Represents 1,425,192 shares held by Silicon Valley Equity Fund, L.P. and 141,472 shares held by Silicon Valley Equity Fund II, L.P. Ms. Jen, one of our directors, is a managing partner of AsiaTech Management LLC, the general partner of the Silicon Valley Equity Fund, L.P. and Silicon Valley Equity Fund II, L.P. Ms. Jen disclaims beneficial ownership of these shares, except to the extent of her pecuniary interest in the Silicon Valley Equity funds.

 (7) Includes 75,000 shares held by Deborah Smith Trust dtd 11/2/00, 75,000 shares held by Mark Smith Trust dtd 11/2/00, and 396,876 shares that, as of March 1, 2002, are subject to our lapsing right of repurchase at the initial purchase price.

 (8) Represents 994,000 shares held by the Flynn Living Trust U/T/A dated July 22, 1999, 8,000 shares held by the Connor Flynn 2000 Trust and 8,000 shares held by the Hunter Flynn 2000 Trust. Includes 366,667 shares that, as of March 1, 2002, are subject to our lapsing right of repurchase at the initial purchase price.

 (9) Includes 336,974 shares held by the Chiu Family Living Trust, 141,366 shares held by the Chiu Family Charitable Remainder Unitrust, 205,638 shares held by the Chiu Family Children's Trust and 40,000 shares held by KJL Investment Group. Mr. Chiu disclaims beneficial ownership of the shares held by the Chiu Family Charitable Remainder Unitrust.

(10) Includes 688,200 shares held by Big Basin Partners L.P., of which Mr. Marshall is a general partner, and 56,800 shares held by Timark LP, of which Mr. Marshall is a general partner.

(11) Includes 4,000 shares held as custodian for Casey Clark, 4,000 shares held as custodian for Jamie Clark, 4,000 shares held as custodian for Travis Clark and 224,584 shares that, as of March 1, 2002, are subject to our lapsing right of repurchase at the initial purchase price.

(12) Includes 1,000 shares held by Olivia Gifford, 1,000 shares held by Matthew Gifford, and 224,584 shares that, as of March 1, 2002, are subject to our lapsing right of repurchase at the initial purchase price.

(13) Includes 56,667 shares that, as of March 1, 2002, are subject to our lapsing right of repurchase at the initial purchase price.

(14) Includes 1,330,000 shares subject to options exercisable within 60 days of March 1, 2002 and an aggregate of 2,027,714 shares held by our executive officers and directors as a group that, as of March 1, 2002, are subject to our lapsing right of repurchase at the initial purchase price.

                            EXECUTIVE COMPENSATION

   The following table presents compensation information for the fiscal years ending September 30, 2001 paid or accrued to our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers as of September 30, 2001.

                          SUMMARY COMPENSATION TABLE

                                                  Annual Compensation
                                                  -----------------
          Name and Principal Position              Salary  Bonus (1)
          ---------------------------             -------- ---------
          Robert D. Thomas....................... $241,250 $105,840
           President and Chief Executive Officer

          Mark S. Smith..........................  175,001  165,643(2)
           Vice President of Worldwide Sales

          David K. Flynn.........................  194,792   68,943
           Vice President of Marketing

          Charles R. Clark.......................  174,483   61,534
           Vice President of Operations

          James K. Gifford.......................  172,992   60,800
           Vice President of Systems and Services

--------
(1) Bonuses paid in the fourth quarter of calendar year 2001 for services rendered during the fiscal year ended September 30, 2001.

(2) Includes sales commissions of $125,251.

   In July 2001, we hired Remo E. Canessa as chief financial officer at an annual salary rate of $205,000 and awarded him a ten-year option to purchase 430,000 shares of common stock at an exercise price of $5.00 per share. The option is immediately exercisable, but to date has not been exercised. The option vests as to 107,500 shares in July 2002 and as to 8,958 shares each month thereafter as long as Mr. Canessa is employed by us until fully vested in July 2005. If Mr. Canessa exercises a portion or all of his option, any unvested shares can be repurchased by us at the exercise price if Mr. Canessa's employment is terminated.

   No executive officer named in the summary compensation table above was granted or exercised an option to purchase our common stock in the year ended September 30, 2001, or held any unexercised options to purchase our common stock as of September 30, 2001.

Change of Control Arrangements with Officers

   With respect to each of the options shown in the table below, in the event of a dissolution, liquidation, merger where NetScreen is not the surviving entity or where NetScreen is the surviving entity but the stockholders prior to the transaction ceased to own their shares or equity interest in NetScreen or a sale of substantially all the assets of NetScreen and an involuntary or constructive termination without cause of the optionee's employment with us or our successor, 50% of the then unvested shares (or, in the case of Mr. Thomas's original option, 25% of the total number of shares subject to the option if greater) subject to the optionee's stock options would become fully vested. Messrs. Thomas, Smith, Flynn, Clark, Gifford, Canessa, Brown, Deng and Ke and Ms. Roth and Ms. Rodriguez each entered into a stock option agreement that reflects this option vesting acceleration upon a change in control.

                                                                     Shares
                                                                   Subject to
   Name                                               Grant Date    Options
   ----                                               ----------   ----------
   Robert D. Thomas................................. October 1998  2,450,000
                                                     June 2000       400,000
   Mark S. Smith.................................... July 1999       890,000
                                                     June 2000       140,000
   David K. Flynn................................... June 1999       890,000
                                                     June 2000       120,000
   Charles R. Clark................................. October 1999    420,000
                                                     June 2000        70,000
   James K. Gifford................................. December 1999   420,000
                                                     June 2000        70,000
   Remo E. Canessa.................................. July 2001       430,000
   Janine Roth...................................... May 2001        400,000
   Walter L. Brown.................................. November 2001   300,000
   Edie R. Rodriguez................................ May 2001        200,000
   Feng Deng........................................ June 2000       100,000
   Yan Ke........................................... June 2000       100,000

   In October 1997, we entered into founder's restricted stock purchase agreements with Feng Deng and Yan Ke. Messrs. Deng and Ke each purchased 4,000,000 shares of our common stock, subject to our right to repurchase 80% of the shares upon termination of employment. Under those agreements, our right of repurchase lapsed as to 10% of the shares in each of April 1998 and October 1998 and lapsed as to the remainder in equal monthly installments until October 2001, when all shares became fully vested. Our right of repurchase would have lapsed as to 20% of the shares he initially acquired if we terminated the employment of Mr. Deng or Mr. Ke and as to all of the shares upon a sale of substantially all the assets, merger where the stockholders prior to the transaction did not retain at least 50% of the voting power or other transfer of more than 50% of the voting power of NetScreen. If we terminate the employment of Messrs. Deng or Ke, the terminated founder would be entitled to receive a total of $100,000 payable in 12 equal monthly installments.

Employee Benefit Plans

  1997 Equity Incentive Plan

   In November 1997, our board adopted and our stockholders approved our 1997 Equity Incentive Plan. As of September 30, 2001, options to purchase 8,892,149 shares of our common stock were outstanding under this plan, with a weighted average exercise price of $3.23 per share, and 2,313,789 shares remained available for future grant. Because our 2001 Equity Incentive Plan became effective as the successor to the 1997 Equity Incentive Plan on December 11, 2001, the date of our initial public offering, no additional options will be granted under our 1997 Equity Incentive Plan. However, any options outstanding under our 1997 Equity Incentive Plan will remain outstanding and be subject to the terms of our 1997 Equity Incentive Plan and the relevant stock option agreement until exercise or until they terminate or expire by their terms. Options granted under our 1997 Equity Incentive Plan are subject to terms substantially similar to those described below with respect to options to be granted under our 2001 Equity Incentive Plan.

  2001 Equity Incentive Plan

   In September 2001, our board adopted, and in November 2001 our stockholders approved, the 2001 Equity Incentive Plan. The 2001 Equity Incentive Plan became effective December 11, 2001, the date of our initial public offering. The 2001 Equity Incentive Plan authorizes the award of options, restricted stock and stock bonuses.

   The 2001 Equity Incentive Plan is administered by the compensation committee of our board, which consists of Messrs. Goguen, Marshall and Mendoza, each of whom is an outside director as defined under applicable federal tax laws. The compensation committee has the authority to interpret this plan and any agreement entered into under the plan, grant awards under the plan and makes all other determinations for the administration of the plan.

   The 2001 Equity Incentive Plan provides for the grant of both incentive stock options that qualify under Section 422 of the Internal Revenue Code and nonqualified stock options. The incentive stock options may be granted only to our employees or employees of our parent or any of our subsidiaries. The nonqualified stock options, and all awards other than incentive stock options, may be granted to our employees, officers, directors, consultants, independent contractors and advisors and those of our parent or any of our subsidiaries. However, consultants, independent contractors and advisors are only eligible to receive awards if they render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of incentive stock options must be at least equal to the fair market value of our common stock on the date of grant.

   The maximum term of options that may be granted under the 2001 Equity Incentive Plan is ten years. Any awards granted under this plan may be transferred only in limited circumstances other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee. The compensation committee may allow exceptions to this restriction for awards that are not incentive stock options. Options granted under the 2001 Equity Incentive Plan generally expire three months after the termination of the optionee's service to us or to a parent or subsidiary of ours, or 12 months if the termination is due to death or disability. If an optionee is terminated due to cause, then options granted to that optionee will expire immediately on the date of termination. In the event of a liquidation, dissolution or change-in-control transaction, except for options granted to non-employee directors, unless the acquiror assumes or grants options in substitution for the options, the option vesting will accelerate.

   We reserved 20,000,000 shares of our common stock for issuance under the 2001 Equity Incentive Plan. The number of shares reserved for issuance under this plan will also include:

  . any shares of our common stock reserved under our 1997 Equity Incentive Plan that were not issued or subject to outstanding grants on December 11, 2001;

  . any shares of our common stock issued under our 1997 Equity Incentive Plan that are repurchased by us at the original purchase price; and

  . any shares of our common stock issuable upon exercise of options granted under our 1997 Equity Incentive Plan that expire or become unexercisable without having been exercised in full at any time.

   In addition, under the terms of the 2001 Equity Incentive Plan, the number of shares of our common stock reserved for issuance under the plan will increase automatically on October 1 of each year by an amount equal to 5% of our total outstanding shares of common stock as of the immediately preceding September 30. However, we cannot grant incentive stock options to purchase more than 50,000,000 shares of our common stock.

   Shares available for grant and issuance under the 2001 Equity Incentive Plan will include:

  . shares of our common stock issuable upon exercise of an option granted under the plan that is terminated or cancelled before it is exercised;

  . shares of our common stock issued upon exercise of any option granted under the plan that we repurchase at the original purchase price;

  . shares of our common stock subject to awards granted under the plan that are forfeited or repurchased by us at the original issue price; and

  . shares of our common stock subject to stock bonuses granted under the plan that otherwise terminate without shares being issued.

   During any calendar year, no person will be eligible to receive more than 250,000 shares, or 500,000 shares in the case of a new employee, under the 2001 Equity Incentive Plan. The 2001 Equity Incentive Plan will terminate in September 2011, unless it is terminated earlier by our board.

  2001 Employee Stock Purchase Plan

   In September 2001, our board adopted, and in November 2001 our stockholders approved, the 2001 Employee Stock Purchase Plan subject to stockholder approval. The 2001 Employee Stock Purchase Plan became effective on December 12, 2001, the first day on which price quotations were available for our common stock on the Nasdaq National Market. The 2001 Employee Stock Purchase Plan is designed to enable eligible employees to purchase shares of our common stock at a discount on a periodic basis through payroll deductions.

   Our compensation committee administers the 2001 Employee Stock Purchase Plan. Our employees generally will be eligible to participate in this plan if they are employed by us, or a subsidiary of ours that we designate, for more than 20 hours per week and more than five months in a calendar year. Our employees are not eligible to participate in the 2001 Employee Stock Purchase Plan if they are 5% or greater stockholders or would become 5% or greater stockholders as a result of their participation in the plan. Under the 2001 Employee Stock Purchase Plan, eligible employees may acquire shares of our common stock through payroll deductions, or through a single lump sum cash payment in the case of the first offering period. Our eligible employees may select a rate of payroll deduction between 1% and 10% of their cash compensation, excluding any bonuses and incentive compensation. An employee's participation in this plan will end automatically upon termination of employment for any reason.

   No participant will be able to purchase more than 2,000 shares on any single day or shares having a fair market value of more than $25,000, determined as of the first day of the applicable offering period, for any calendar year in which the employee participates in the 2001 Employee Stock Purchase Plan. Except for the first offering period, each offering period will be for two years and will consist of four six-month purchase periods. The first offering period began on December 12, 2001, the first business day on which price quotations for our common stock were available on the Nasdaq National Market. The first purchase period may be more or less than six months long. After that, the offering periods will begin on November 1 and May 1. The purchase price for shares of our common stock purchased under the 2001 Employee Stock Purchase Plan will be 85% of the lesser of the fair market value of our common stock on the first day of the applicable offering period or the last day of each purchase period. Our compensation committee will have the power to change the starting date of any later offering period, the purchase date of a purchase period and the duration of any offering period or purchase period without stockholder approval if this change is announced before the relevant offering period or purchase period. For the first offering period, employees will automatically be granted an option based on 10% of their cash compensation during the period beginning January 1, 2002 until the first purchase date. The 2001 Employee Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code.

   We initially reserved 1,000,000 shares of our common stock for issuance under the 2001 Employee Stock Purchase Plan. The number of shares reserved for issuance under the 2001 Employee Stock Purchase Plan will increase automatically on October 1 of each year by an amount equal to the number of shares sold under the 2001 Employee Stock Purchase Plan in the year ended on the immediately preceding September 30. Our board or compensation committee may reduce the amount of the increase in any particular year. The 2001 Employee Stock Purchase Plan will terminate in September 2011, unless it is terminated earlier by our board.

                     REPORT OF THE COMPENSATION COMMITTEE

   The compensation committee of the board of directors administers NetScreen's executive compensation program. The current members of the compensation committee are Messrs. Goguen, Marshall and Mendoza. Each is a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. None of Messrs. Goguen, Marshall and Mendoza has any interlocking relationships as defined by the Securities and Exchange Commission. Prior to our initial public offering in December 2001, the members of the compensation committee were Messrs. Goguen, Marshall and Thomas. During this period either the entire board of directors or Messrs. Goguen and Marshall, the outside director members of the Compensation Committee, made all decisions regarding the compensation of our executive officers, including that of Mr. Thomas.

General Compensation Philosophy

   The role of the compensation committee is to set the salaries and other compensation of NetScreen's executive officers and other key employees, and to make grants of stock options to purchase in excess of 40,000 shares and to administer the stock option and other employee equity and bonus plans. In most instances, grants of options to purchase 40,000 or fewer shares can be authorized by our Chief Executive Officer or Chief Financial Officer and ratified by the compensation committee. NetScreen's compensation philosophy for executive officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables NetScreen to attract, motivate, reward and retain key executives and employees. Accordingly, each executive officer's compensation package may, in one or more years, be comprised of the following three elements:

  . base salary that is designed primarily to be competitive with base salary levels in effect at high technology companies in the San Francisco Bay Area that are of comparable size to NetScreen and with which NetScreen competes for executive personnel;

  . annual variable performance awards, such as bonuses, payable in cash and/or stock-based incentive awards, tied to the achievement of performance goals, financial or otherwise, established by the compensation committee; and

  . long-term stock-based incentive awards which strengthen the mutuality of interests between NetScreen's executive officers and NetScreen's stockholders.

Executive Compensation

   Base Salary. Salaries for executive officers for the fiscal year ended September 30, 2001 were generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

   Annual Incentive Awards. In the past, NetScreen has included performance-based bonuses, payable in cash and/or stock-based incentive awards, as part of each executive's annual compensation plan. Annual performance-based bonuses are based on goals and objectives defined by the Chief Executive Officer, the compensation committee or the board of directors. This practice is expected to continue and each executive's annual performance will be measured by the achievement of established goals and objectives.

   Long-Term Incentive Awards. The compensation committee believes that equity-based compensation in the form of stock options links the interests of executive officers with the long-term interests of NetScreen's stockholders and encourages executive officers to remain employed with NetScreen. Stock options generally have value for executive officers only if the price of our stock increases above the fair market value on the grant date and the officer remains employed with NetScreen for the period required for the shares to vest.

   NetScreen grants stock options in accordance with the 2001 Equity Incentive Plan. Stock options typically have been granted to executive officers when the executive first joins us. The compensation committee may, however, grant additional stock options to executive officers for other reasons. The number of shares subject to each stock option granted is within the discretion of the compensation committee and is based on anticipated future contribution and ability to impact NetScreen's results, past performance or consistency within the officer's peer group. In the fiscal year ended September 30, 2001, the compensation committee considered these factors. At the discretion of the compensation committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with NetScreen and to strive to increase the value of NetScreen's common stock. The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of NetScreen's common stock on the date of grant.

Chief Executive Officer Compensation

   Mr. Thomas' base salary, target bonus and bonus paid for the fiscal year ended September 30, 2001 were determined by the outside director members of the compensation committee in a manner consistent with the factors described above for all executive officers.

Internal Revenue Code Section 162(m) Limitation

   Section 162(m) of the Internal Revenue Code limits the tax deduction to $1.0 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the compensation committee believes that grants made pursuant to the NetScreen's Stock Option Plans and Equity Incentive Plan meet the requirements that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit. The compensation committee's present intention is to comply with Section 162(m) unless the compensation committee feels that required changes would not be in the best interest of NetScreen or its stockholders.
                                          Compensation Committee

                                          Michael L. Goguen
                                          Frank J. Marshall

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Other than the compensation arrangements, which are described in "Director Compensation" and the transactions described below, since October 1, 2000, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

  .   in which the amount involved exceeds $60,000; and

  . in which any director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

  Preferred Stock Financings

   In October 2001, we sold 5,762,502 shares of Series F preferred stock in a private placement transaction at approximately $5.21 per share. Purchasers of our preferred stock included, among others, directors and holders of more than 5% of our outstanding stock or entities affiliated with them. The following table presents the number of shares purchased by each of these related parties. Each share of preferred stock converted automatically into one share of common stock upon the closing of our initial public offering in December 2001. Mr. Goguen, a director of NetScreen, is also a general partner of Sequoia Capital, the general partner of Sequoia Capital VII and its affiliates. Mr. Parker, a director of NetScreen, is also a general partner of Spectrum IV Investment Managers' Fund, L.P., Spectrum Investors Parallel IV, L.P. and Spectrum Equity Associates IV, the general partner of Spectrum Equity Investors IV, L.P. Ms. Jen, a director of NetScreen, is also a general partner of AsiaTech Management LLC, the general partner of Silicon Valley Equity Fund, L.P. and Silicon Valley Equity Fund II, L.P. Mr. Marshall, a director of NetScreen, is also a general partner of Big Basin Partners L.P. and Timark L.P.

   Purchaser                                                         Shares
   ---------                                                        ---------
   Entities Affiliated with Sequoia Capital........................ 1,337,398
   Entities Affiliated with Spectrum Equity Investors..............   561,517
   Entities Affiliated with Silicon Valley Equity Fund.............    67,210
   Big Basin Partners L.P. and affiliates..........................    25,000

  Sale of Products and Services to Entities Owned by Relative of Officer

   During the year ended September 30, 2001, we sold products and services to two companies owned by the brother of Mr. Deng. These companies acted as resellers of our products and services in China. All transactions were conducted at arm's length. The total amount sold to these companies was approximately $1.6 million. As of September 30, 2001, accounts receivable included approximately $125,000 due from these companies.

  Loans to Executive Officers in Connection With Exercise of Options

   In connection with the exercise of options by the executive officers listed below, these executive officers and directors delivered notes on the dates and in the amounts indicated below. In each case, these notes are payable on or before the fifth anniversary of the date of the note and accrue interest at a rate of 6% compounded annually. These notes are secured by the shares purchased by the executive officer.

                                                        Number of
                                                         Shares   Amount of
    Date                                    Name        Purchased   Loan
    ----                                    ----        --------- ---------
    July 2000......................... Robert D. Thomas   400,000 $299,800
    July 2000......................... Mark S. Smith      140,000  104,930
    July 2000......................... David K. Flynn     120,000   89,940
    July 2000......................... Feng Deng          100,000   74,950
    July 2000......................... Yan Ke             100,000   74,950
    January 2000...................... James K. Gifford   420,000  209,790
    November 1999..................... Charles R. Clark   420,000  209,790
    August 1999....................... Mark K. Smith      890,000  110,805
    July 1999......................... Robert D. Thomas 1,120,000   83,440
    July 1999......................... David K. Flynn     890,000   66,305
    March 1999........................ Robert D. Thomas 1,330,000   99,085

   As of March 1, 2002, these loans remain outstanding.

       STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

   Proposals of stockholders intended to be presented at our 2003 Annual
Meeting of Stockholders must be received by us at our principal executive offices no later than November 21, 2002, in order to be included in our proxy statement and form of proxy relating to the meeting. Proposals of stockholders received by us at our principal executive offices later than February 10, 2003, will be considered untimely and may not be presented at our 2003 Annual Meeting.

     COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16 of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Such persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms that they file.

   Since we were not subject to Section 16 until December 12, 2001, our directors and officers, and persons who own more than 10% of our common stock were not required to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market during fiscal 2001.

                         STOCK PRICE PERFORMANCE GRAPH

   Since our common stock was not registered under Section 12 of the Exchange Act during fiscal 2001 we cannot provide a stock price performance graph comparing the yearly percentage change in the price of our common stock to relevant indices.

                                OTHER BUSINESS

   The board of directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the board, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

           CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                        OF NETSCREEN TECHNOLOGIES, INC.

I.  Purpose

   The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of NetScreen Technologies, Inc., a Delaware corporation (the "Company"), is to assist the Board in fulfilling its statutory and fiduciary oversight responsibilities relating to the Company's financial accounting, reporting and controls. The Committee's principal functions are to:

  . monitor the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the Company's independent auditors, the Company's financial and senior management and the Company's internal auditing department;

  . review and evaluate the independence and performance of the Company's independent auditors;

  . review and evaluate the audit performance of the Company's internal auditing department; and

  . facilitate communication among the Company's independent auditors, the Company's financial and senior management, the Company's internal auditing department and the Board.

   The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter. In order to serve these functions, the Committee shall have unrestricted access to Company personnel and documents, and shall have authority to direct and supervise an investigation into any matters within the scope of its duties, including the power to retain outside counsel in connection with any such investigation.

   While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company's independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and its independent auditors or to assure compliance with laws and regulations and the Company's policies and procedures.

II.  Membership

   All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. Unless a Chairman of the Committee is elected by the full Board, the members of the Committee may designate a Chairman by majority vote of the Committee membership.

   As of the date this charter is adopted or as soon as practicable thereafter, the Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall be "independent" as defined by the rules of The Nasdaq Stock Market, as they may be amended from time to time (the "Rules"), except as otherwise permitted by such Rules. Each member of the Committee shall have the ability to read and understand fundamental financial statements (or become able to do so within a reasonable time after joining the Committee) and at least one member shall have prior experience in accounting, financial management or financial oversight, as required by the Rules.

III.  Meetings

   Meetings of the Committee shall be held from time to time as determined by the Board and/or the members of the Committee. The Committee should periodically meet with the independent auditors and the director of the Company's internal auditing department out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee. The Committee members, or the Chairman of the Committee on behalf of all of the Committee members, should communicate with management and the independent auditors on a quarterly basis in connection with their review of the Company's financial statements.

IV.  Responsibilities and Duties

   The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

   1. Review the Company's quarterly and annual financial statements, including any report or opinion by the independent auditors, prior to distribution to the public or filing with the Securities and Exchange Commission.

   2. In connection with the Committee's review of the annual financial statements:

     . Discuss with the independent auditors, management and the internal audit department the financial statements and the results of the independent auditors' audit of the financial statements.

     . Discuss any items required to be communicated by the independent auditors in accordance with SAS 61, as amended. These discussions should include the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the Company's financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

   3. In connection with the Committee's review of the quarterly financial statements:

     . Discuss with the independent auditors and management the results of the independent auditors' SAS 71 review of the quarterly financial statements.

     . Discuss significant issues, events and transactions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditors, including any significant disagreements among management and the independent auditors or the internal auditing department.

   4. Discuss any comments or recommendations of the independent auditors outlined in their annual management letter. Approve a schedule for implementing any recommended changes and monitor compliance with the schedule.

   5. Discuss with the independent auditors, management and the internal auditing department their periodic reviews of the adequacy of the Company's accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the audit committee by each group.

   6. Periodically consult with the independent auditors and the director of the Company's internal auditing department out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee.

   7. Review on an annual basis the internal audit function of the Company, including the independence and authority of its reporting obligations and the coordination of the Company's internal audit personnel with the Company's independent auditors.

   8. Review the independence and performance of the independent auditors. Recommend to the Board of Directors the appointment or discharge of the independent auditors.

   9. Communicate with the Company's independent auditors about the Company's expectations regarding its relationship with the auditors, including the following: (i) the independent auditors' ultimate accountability to the Board and the Committee, as representatives of the Company's stockholders; and (ii) the ultimate authority and responsibility of the Board and the Committee to select, evaluate and, where appropriate, replace the independent auditors.

   10. Review and approve processes and procedures to ensure the continuing independence of the Company's independent auditors. These processes shall include obtaining and reviewing, on an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1, reviewing the nature and scope of such relationships and discontinuing any relationships that the Committee believes could compromise the independence of the auditors.

   11.  Review the independent auditors' audit plan.

   12. Approve the fees and other significant compensation to be paid to the independent auditors.

   13. Periodically review the status of any legal matters that could have a significant impact on the Company's financial statements.

   14. Annually prepare a report to the Company's stockholders for inclusion in the Company's annual proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time.

   15. Maintain minutes of meetings and periodically report to the Board of Directors on significant matters related to the Committee's responsibilities.

   16. Review and reassess the adequacy of the Committee's charter at least annually. Submit the charter to the Company's Board of Directors for review and include a copy of the charter as an appendix to the Company's proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time (currently, once every three years).

   17. Perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any stock exchange or market on which the Company's Common Stock is listed, and perform other activities that are consistent with this charter, the Company's Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

                          NETSCREEN TECHNOLOGIES, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

         This proxy is solicited on behalf of the board of directors of
                          NetScreen Technologies, Inc.

     The undersigned hereby appoints Robert D. Thomas and Remo E. Canessa, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, $0.001 par value per share, of NetScreen Technologies, Inc., held of record by the undersigned on March 20, 2002, at the Annual Meeting of Stockholders to be held at our executive offices, located at 350 Oakmead Parkway in Sunnyvale, California, on Friday, May 10, 2002 at 10:00 a.m., Pacific Time, and at any adjournments or postponements thereof.


1.   ELECTION OF DIRECTORS.

     [  ]   FOR all nominees listed          [  ]   WITHHOLDING AUTHORITY
            below (except as indicated              to vote for all nominees
            to the contrary below)                  listed below


     Nominees:   Katherine M. Jen
                 Frank J. Marshall


                                             Instruction: To withhold authority
                                             to vote for any individual nominee,
                                             write that nominee's name in the
                                             space provided below.

                                             -----------------------------------

                                             -----------------------------------



2. RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS NETSCREEN TECHNOLOGIES, INC.'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2002.

     [   ]    FOR         [   ]   AGAINST         [   ]    ABSTAIN

The board of directors recommends that you vote FOR the election of the two nominees listed in Proposal No. 1 and FOR Proposal No. 2.

(Continued and to be signed on reverse side)

(Continued from other side)



       THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.


                           --------------------------------------------------
                           (Print Stockholder(s) name)


                           --------------------------------------------------
                           (Signature(s) of Stockholder or Authorized Signatory)


                           --------------------------------------------------


                            Dated:
                                   ------------------------------------------

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of these persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO
    COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN
        ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.